UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2010
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Statement

This Amendment to the Current Report on Form 8-K originally filed on July 28, 2010 (the “Original Report”) is being filed to correct a typographical error in the exercise price of certain options granted to Douglas D.G. Birnie and Robert D. McDougal from $0.50 per share to $0.53 per share, and to correct Item 5.02 paragraph 2(b) of the Original Report to clarify that the number of options granted to Mr. McDougal as described in that paragraph was 50,000 options and not 150,000 options.

Except as specifically amended hereby, the disclosure set forth in the Original Report remains unchanged.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Grant of Options to the Chief Executive Officer and the Chief Financial Officer under the 2007 Stock Incentive Plan

Effective July 22, 2010, the Company granted to Douglas D.G. Birnie, CEO, and Robert D. McDougal, CFO, non-qualified stock options to acquire an aggregate of 800,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) as follows:

1.

Mr. Birnie was granted non-qualified stock options to purchase an aggregate of 600,000 shares of the Company's common stock pursuant to the 2007 Stock Incentive Plan (the "CEO Non-Qualified Options") as follows:

	(a)	Options to purchase an aggregate of 300,000 shares of the Company’s common stock vesting on the dates and in the amounts, exercisable at the price, and expiring on the dates, each as set out below:

Number of Options to Vest	Exercise Price Per Share	Vesting Date	Expiration Date
50,000	$0.75	June 30, 2010	June 29, 2015
50,000	$0.75	December 31, 2010	December 30, 2015
50,000	$0.75	June 30, 2011	June 29, 2016
50,000	$0.75	December 31, 2011	December 30, 2016
50,000	$0.75	June 30, 2012	June 30, 2017
50,000	$0.75	December 31, 2012	December 30, 2017

(b)

Options to purchase an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $0.53 per share, vesting on the dates and in the amounts, and expiring on the dates, each as set out below:

Number of Options to Vest	Vesting Date	Expiration Date
150,000
The first date after the Grant Date that the closing price for the Company’s common stock (as quoted by the principal market or exchange on which such shares trades) exceeds $1.00 per share for 20 consecutive trading days.
The date that is 5 years after the vesting date.

(c)

Options to purchase an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $0.53 per share, vesting upon the Board of Directors determining, by resolution, that the Company has, from the Grant Date, made adequate and sufficient progress on its technical and feasibility programs for the Company’s Columbus Mineral Project, and expiring on the date that is 5 years after the vesting date.

2.

Mr. McDougal was granted non-qualified stock options to purchase an aggregate of 200,000 shares of the Company's common stock pursuant to the 2007 Stock Incentive Plan (the "CFO Non-Qualified Options") as follows:

	(a)	Options to purchase an aggregate of 100,000 shares of the Company’s common stock vesting on the dates and in the amounts, exercisable at the price, and expiring on the dates, each as set out below:

Number of Options to Vest	Exercise Price Per Share	Vesting Date	Expiration Date
16,667	$0.75	June 30, 2010	June 29, 2015
16,667	$0.75	December 31, 2010	December 30, 2015
16,667	$0.75	June 30, 2011	June 29, 2016
16,667	$0.75	December 31, 2011	December 30, 2016
16,667	$0.75	June 30, 2012	June 30, 2017
16,665	$0.75	December 31, 2012	December 30, 2017

(b)

Options to purchase an aggregate of 50,000 shares of the Company’s common stock at an exercise price of $0.53 per share, vesting on the dates and in the amounts, and expiring on the dates, each as set out below:

Number of Options to Vest	Vesting Date	Expiration Date
50,000
The first date after the Grant Date that the closing price for the Company’s common stock as quoted by the principal market or exchange on which such shares trades exceeds $1.00 per share for 20 consecutive trading days.
The date that is 5 years after the vesting date.

(c)

Options to purchase an aggregate of 50,000 shares of the Company’s common stock at an exercise price of $0.53 per share, vesting upon the Board of Directors determining, by resolution, that the Company has, from the Grant Date, made adequate and sufficient progress on its technical and feasibility programs for the Company’s Columbus Mineral Project, and expiring on the date that is 5 years after the vesting date.

Pursuant to the option agreements between the Company and Mr. Birnie and Mr. McDougal with respect to the above grants, each of the options granted to Mr. Birnie and Mr. McDougal will automatically vest and become exercisable upon the occurrence of a change in control of the Company.

Copies of Mr. Birnie's and Mr. McDougal's non-qualified stock option agreements are attached as exhibits to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: August 13, 2010
	By:	/s/ Douglas D.G. Birnie

	Name:	Douglas D.G. Birnie
	Title:	CEO and President